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                                                                     EXHIBIT 1.5


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Central Garden & Pet Company's Registration Statement Nos. 333-09865, 333-01238, 33-96816, 33-89216 and
33-72326 on Forms S-8, Registration Statement Nos. 333-05261 and 333-22209 on Forms S-4 and Registration Statement Nos. 33-86284 and 333-21603 on Forms S-3 of our report on Four Paws Products, Ltd. and subsidiaries dated January 20, 1997 appearing in this Current Report on Form 8-K/A of Central Garden & Pet Company.


DELOITTE & TOUCHE LLP
San Francisco, California
April 2, 1997